Ally Financial Inc. 4Q 2019 Earnings Review January 22, 2020 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com Exhibit 99.2

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for various financial and operating metrics and statements about future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial-vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts.

GAAP and Core Results – Annual The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 31 and 32 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 32 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and the net deferred tax asset. See page 36 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 34 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, rep and warrant expense and Core OID. See page 38 for calculation methodology and details. Adjusted total net revenue is a non-GAAP financial measure that adjusts GAAP total net revenue for Core OID and for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 43 for calculation methodology and details.

GAAP and Core Results – Quarterly The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Net financing revenue (excluding Core OID), Adjusted other revenue, Core original issue discount (Core OID) amortization expense, Core outstanding original issue discount balance (Core OID balance), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company’s operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document. Core net income attributable to common shareholders is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 31 and 33 for calculation methodology and details. Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 33 for calculation methodology and details. Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and the net deferred tax asset. See page 37 for calculation methodology and details. Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if tax-effected Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. See page 35 for calculation methodology and details. Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, rep and warrant expense and Core OID. See page 39 for calculation methodology and details. Adjusted total net revenue is a non-GAAP financial measure that adjusts GAAP total net revenue for Core OID and for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 44 for calculation methodology and details.

2019 Full-Year Highlights

Continued Delivering Against Our Long-Term Objectives

> **Adjusted EPS(1) of $3.72 – up 12% YoY | Core ROTCE(1) of 12.0%**

- Adjusted total net revenue(1) of $6.3 billion – up 5% YoY

> **Auto: Solid origination volumes and enhanced risk-adjusted returns**

- Consumer auto originations of $36.3 billion – sourced from a record 12.6 million applications
- Retail auto portfolio yield of 6.60% – expansion of 46 bps YoY
  - Estimated retail auto originated yield(2) of 7.44% for FY 2019 – up 37 bps YoY
- Consistent credit profile, retail auto net-charge off rate of 1.29% – down 4 bps YoY

> **Insurance: Written premiums of $1.31 billion, up 12% YoY – highest in 12 years**

> **Deposits, Consumer & Commercial Products: Steady execution and sustained momentum**

- Ending Total Deposits of $120.8 billion and Retail Deposits of $103.7 billion – both up $14.6 billion YoY
- Deposit customers of 1.97 million at year-end, up 322k YoY – highest annual growth for Ally Bank
- Ally Home® – $2.7 billion direct-to-consumer originations – 4x 2018 originated volume
- Ally Invest – self-directed net funded accounts up 15% YoY
- Closed acquisition of Health Credit Services in 4Q – rebranding as Ally Lending
- Corporate Finance held-for-investment balances of $5.7 billion increased 23% YoY

> **2019 common stock repurchases and dividends of $1.3 billion, increased 11% YoY**

> **S&P and Fitch Ratings upgraded Ally Financial's senior unsecured credit rating to investment grade(3)**

(1) Represents a non-GAAP financial measure. See pages 32, 36 and 43 for calculation methodology and details.
(2) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. See page 31 for details.
(3) S&P and Fitch Ratings define investment grade bonds with a minimum rating of BBB-; Ally was upgraded by both rating agencies from BB+ to BBB- in 2019.

4Q 2019 Preliminary Results

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2019 Full-Year Financial Performance 2019 Outlook Adjusted EPS (1) Growth Core ROTCE (1) Adjusted Efficiency Ratio (1) Adjusted Total Net Revenue (1) Retail Auto NCO % (1) Represents a non-GAAP financial measure. See pages 32, 36, 38 and 43 for details. 2019 Actuals P 12 – 13% + Up 4 – 6% < 1.4% Up 7 – 10% Flat to Down 1% 12.0% 47.4% | ↓ 21bps $6.33B | ↑ 5% 1.29% $3.72 | ↑ 12% P P P P Met or Exceeded ALL Investor Guidance

Adjusted Earnings Per Share(1) Adjusted Total Net Revenue(2) Total Deposits Adjusted Tangible Book Value per Share(3) Core Metric Trends (2) Represents a non-GAAP financial measure. See page 44 for details. (1) Represents a non-GAAP financial measure. See page 33 for details. (3) Represents a non-GAAP financial measure. See page 35 for details. Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits.

Adjusted EPS(1) and Core ROTCE(1) Sustained Financial Improvement (1) Represents a non-GAAP financial measure. See page 32 and 36 for details. Adjusted Earnings per Share(1) Core ROTCE(1) + 415 bps 17% CAGR

Adjusted Total Net Revenue(1) Balance Sheet Powering Ongoing Revenue Expansion Represents a non-GAAP financial measure. Excludes Core OID from Net Financing Revenue. Excludes activity related to the extinguishment of high-cost legacy debt and for change in the fair value of equity securities due to the implementation of ASU 2016-01, effective 1/1/18, which requires change in the fair value of equity securities to be recognized in current period net income as compared to prior periods in which such adjustments were recognized through other comprehensive income, a component of equity, and repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, from Other Revenue. See page 43 for calculation methodology and details. (1) (1) Adjusted Total Net Revenue(1) ($ millions) ‘14 → ‘19 ↑ $1.35B ↑ $1.12B ↑ $233M

Earning Asset Trends Steady Growth and Ongoing Asset Optimization Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship. Risk-weighted assets are Basel III transitional for 2015 – 2019, Basel I for 2014. ‘Other’ includes held-for-investment loans associated with Ally Lending, and excludes FHLB & FRB investments and restricted cash. ‘14 → ‘19 Risk-weighted assets (“RWA”) (1) $130.6B $135.8B $138.5B $138.9B $146.6B ↑ $29.5B ↑ $14.4B $145.0B (2)

Noninterest Expense Focused on Efficiency Gains While Prudently Investing for the Future Noninterest expense (excluding Insurance) is comprised of compensation & benefits, information technology, servicing and other unspecified noninterest expenses. Insurance expenses represents the segment’s noninterest expenses. Represents a non-GAAP financial measure. See page 38 for calculation methodology and details. (3) (1) (2)

Fourth Quarter and Full-Year 2019 Financial Results Represents a non-GAAP financial measure. Adjusted for Core OID. See pages 40, 41 and 42 for calculation methodology and details. Represents a non-GAAP financial measure. Adjusted for change in the fair value of equity securities due to the implementation of ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. For Non-GAAP calculation methodology and details see pages 40, 41 and 42. For Non-GAAP calculation methodology and details see pages 32 and 33. Significant discrete tax items do not relate to the operating performance of the core businesses. 2019 effective tax rate was significantly impacted by the release of valuation allowance on foreign tax credit carryforwards. See page 30 for calculation methodology. excluding discrete tax benefit of $201M: 22.8% (4)

Balance Sheet and Net Interest Margin Mortgage includes held-for-investment (HFI) loans from the Mortgage Finance segment and the HFI legacy mortgage portfolio in run-off at the Corporate & Other segment. ‘Other’ includes Ally Lending held-for-investment consumer loans. Represents a non-GAAP financial measure. Excludes Core OID and Core OID balance. See page 43 and 44 for calculation methodology and details. Includes retail, brokered (inclusive of sweep deposits) and other deposits (inclusive of mortgage escrow and other deposits). Includes Demand Notes, FHLB borrowings and Repurchase Agreements. Includes trust preferred securities.

Deposits

- **Total deposits of $120.8 billion, up $14.6 billion or 14% YoY**
  - Strong customer retention rate at 96%
- **Ending retail deposits at $103.7 billion, up a record $14.6 billion YoY for Ally Bank and up $2.4 billion QoQ**
- **Deposits represent 75% of total funding[(1)]**
- **1.97 million retail deposit customers, up 20% YoY**
- **Named "Best Online Bank" by Money® Magazine for the seventh time**

Retail Deposit Balance Growth

Deposit Levels (EOP) and Customer Retention Rate



($ billions)
$106.2
$113.3
$116.3
$119.2
$120.8
$17.1
$17.9
$17.7
$17.9
$17.0
96%
96%
96%
96%
96%
$89.1
$95.4
$98.6
$101.3
$103.7
4Q 18
1Q 19
2Q 19
3Q 19
4Q 19
Retail
Brokered / Other
Customer Retention Rate

Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits. See page 31 for Customer Retention Rate definition.

Deposit Mix & Retail Rate Trend

Deposit Composition (EOP) and Average Retail Portfolio Interest Rate



50%
50%
51%
49%
49%
1.93%
2.14%
2.22%
2.14%
2.02%
34%
34%
34%
36%
37%
16%
16%
15%
15%
14%
4Q 18
1Q 19
2Q 19
3Q 19
4Q 19
Brokered / Other
Retail CD
MMA/OSA/Checking
Average Retail Portfolio Interest Rate

Note: Brokered includes sweep deposits. Other includes mortgage escrow and other deposits.

(1) Excludes Core OID and Core OID balance. See page 44 for calculation methodology and details.

Retail Balance & Customer Growth



Retail Deposit Balances and Retail Deposit Customers
New and Existing Retail Deposit Customer Growth
($ billions; customers thousands)
$77.9B
+$11.2B YoY
+$9.4B New
+$1.8B Existing
$89.1B
+$14.6B YoY
+$9.6B New
+$5.1B Existing
$103.7B
2017
2018
2019
Retail Deposit Customers
1,416
+ 230k
1,646
+ 322k
1,968

4Q 2019 Preliminary Results

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14

Capital Ratios and Risk-Weighted Assets Shareholder Distributions – Share Repurchases and Common Stock Dividends Capital Preliminary Basel III transition CET1 ratio of 9.5% YoY risk-weighted asset decline driven by lower commercial auto balances Repurchased 9.6M shares in 4Q 19 – nearly 23% of shares repurchased in aggregate since program inception Ally’s Board of Directors approved a $0.19 per share common dividend for the first quarter of 2020, reflecting a $0.02 increase per share relative to the prior quarter dividend Note: 'Since Inception' is activity in 3Q 16 - 4Q 19. Shares Repurchased include shares withheld to cover income taxes owed by participants related to share-based incentive plans. Excludes commissions. Note: Basel III rules became effective on January 1, 2015, subject to transition provisions primarily related to deductions and adjustments impacting CET1 capital and Tier 1 capital.

CECL Perspectives Net-Charge-off ‘Replenishment’ 1 Change in Portfolio Asset Size 2 All Other Incl. Macroeconomic Variables and Forecasts 3 Expect day 1 implementation of Current Expected Credit Losses (“CECL”) accounting standard on January 1, 2020 to result in approximately 106% increase to 4Q reserves Expect 1Q 20 CET1 impact of 17-19bps (in accordance with phase-in), based on tax-effected reserves Day 1 Reserve Ongoing Disclosure Ally expects to provide key drivers of provisioning and reserving under CECL construct Points of Emphasis Ongoing determination of reserve levels by management will continue to utilize quantitative and qualitative information Key macroeconomic drivers embedded in Ally’s quantitative forecast of lifetime losses: Reasonable and Supportable Period 12 months – Utilizing one macroeconomic scenario Reversion to Mean Period: Occurs in linear manner over 24 months (months 13-36) All macroeconomic variables used for mean reversion, including unemployment, utilize January 2008 – current period data set

Consolidated Net Charge-Offs Provision Expense Retail Auto Net Charge-Offs Retail Auto Delinquencies (60+ DPD) Asset Quality Note: Above loans are classified as held-for-investment and recorded at gross carrying value. Note: Includes accruing contracts only. Days-past-due (“DPD”). Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship. Note: See page 31 for definition.

Auto Finance – Results

- **Pre-tax income of $401 million, up $66 million YoY and down $28 million QoQ**
  - Net financing revenue increased YoY due to higher retail yields and balances, offsetting lower commercial assets primarily from lower inventory levels
    - QoQ decrease due to seasonally lower lease remarketing gains and declining benchmarks, impacting dealer floorplan
  - Noninterest expense up QoQ and YoY primarily supporting servicing and consumer portfolio growth
- **Earning assets of $113.6 billion, down $3.5 billion YoY**
  - Lower commercial assets partly offset by higher consumer
- **Solid progress and ongoing optimization across our market-leading, adaptable auto finance franchise**
  - Strong dealer relationships(2), grew to 18.3k in 4Q – 23 consecutive quarters of growth
  - Record 4Q application flow of 2.9 million, up 7% YoY
  - Successful conversion in January 2020 to new servicing and accounting technology platform for 4+ million customers

		Increase/(Decrease) vs.	
Key Financials *($ millions)*	**4Q 19**	**3Q 19**	**4Q 18**
Net financing revenue	$ 1,061	$ (17)	$ 82
Total other revenue	61	2	1
Total net revenue	1,122	(15)	83
Provision for loan losses	255	(10)	(7)
Noninterest expense(1)	466	23	24
Pre-tax income	$ 401	$ (28)	$ 66
U.S. auto earning assets (EOP)	$ 113,608	$ (1,269)	$ (3,458)
Net lease revenue *($ millions)*			
Operating lease revenue	$ 378	$ 10	$ 13
Depreciation expense	265	3	(3)
Remarketing gains	3	(26)	(25)
Total depreciation expense	262	28	22
Net lease revenue	$ 116	$ (18)	$ (9)
Lease yield, net	5.19%	-1.05%	-0.63%
Average gain per vehicle	$ 99	$ (845)	$ (990)
Off-lease vehicles terminated	27,832	(2,153)	2,126
(On-balance sheet - # in units)			

(1) Noninterest expense includes corporate allocations of $186 million in 4Q 2019, $184 million in 3Q 2019, and $182 million in 4Q 2018.

Retail Auto Yields and Retail Auto NCO% Trends



Retail Auto Portfolio Yield
Estimated Retail Auto Originated Yield(3)
Retail Auto NCO %
'18 v '19
↑ 37bps
↑ 46bps
↓ 4bps
5.33%
5.26%
0.95%
5.82%
5.52%
1.24%
6.24%
5.80%
1.48%
7.07%
6.14%
1.33%
7.44%
6.60%
1.29%
2015
2016
2017
2018
2019

(2) Dealer relationships include Ally active dealers, excluding RV Commercial & Consumer lines of business exited in 2Q 18.

(3) Estimated Retail Auto Originated Yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. See page 31 for definitions.

4Q 2019 Preliminary Results

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Consumer Originations Origination Mix Consumer Assets Commercial Assets Auto Finance – Key Metrics Note: Held-for-investment (“HFI”) asset balances reflect the average daily balance for the quarter. Note: See page 31 for definition. Note: See page 31 for definition.

Insurance Represents a non-GAAP financial measure. Excludes equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 42 for details. Noninterest expense includes corporate allocations of $13 million in 4Q 2019, $14 million in 3Q 2019, and $12 million in 4Q 2018. Pre-tax income of $114 million, up $127 million YoY and up $58 million QoQ Core pre-tax income(1) of $86 million, up $7 million YoY and up $20 million QoQ Earned premiums up YoY driven primarily by vehicle inventory insurance portfolio growth Higher YoY loss expense primarily reflects growth in written premiums across product offerings and inventory insurance portfolio growth Investment income up YoY and QoQ driven by higher realized investment gains Written premiums of $335 million, up $37 million YoY Driven by ongoing vehicle inventory insurance portfolio growth and rate increases across various products

Corporate Finance Represents a non-GAAP financial measure. Excludes equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 42 for details. Noninterest expense includes corporate allocations of $7 million in 4Q 2019, $7 million in 3Q 2019, and $6 million in 4Q 2018. Pre-tax income of $50 million, up $29 million YoY and up $6 million QoQ Core pre-tax income(1) of $50 million, up $25 million YoY and up $4 million QoQ Net financing revenue increase YoY driven by strong loan growth Adjusted total other revenue(1) up due to higher syndication fee income and higher investment income Held-for-investment loan portfolio of $5.7 billion, up 23% YoY Asset-based products accounted for 90%+ of YoY growth Highly diversified portfolio with continued expansion into new verticals, led by experienced cycle-tested teams

Mortgage Finance Noninterest expense includes corporate allocations of $19 million in 4Q 2019, $20 million in 3Q 2019, and $19 million in 4Q 2018. 1st lien only. Updated home values derived using a combination of appraisals, Broker price opinion (BPOs), Automated Valuation Models (AVMs) and Metropolitan Statistical Area (MSA) level house price indices. Pre-tax income of $2 million, down $13 million YoY and $9 million QoQ Total net revenue down YoY, reflecting faster prepayments, higher premium amortization QoQ decrease primarily due to prior quarter loan sale Provision increase QoQ and YoY reflects originated volume growth and a reserve release in the prior year period that did not repeat Direct-to-consumer originations of $1.0 billion in 4Q 56% of 4Q originations from existing Ally Bank customers 84% of DTC originated volume sourced through Better.com

2020 Full-Year Outlook 2019 FY Results 2020 Outlook Adjusted EPS(1) Growth $3.72 ↑ 10 - 15% YoY Core ROTCE(1) 12.0% 12 - 13% Adjusted Total Net Revenue(1) $6.33B ↑ 6 - 9% YoY Adjusted Efficiency Ratio(1) 47.4% ↓ 50 - 150bps YoY Retail Auto NCO% 1.29% Low-end 1.4 - 1.6% Reflects steady coverage rate assumption under CECL methodology (1) Represents a non-GAAP financial measure. See pages 32, 36, 38 and 43 for details.

Conclusion Relentless Customer Focus and ‘Do It Right’ Culture Focused on Driving Long-Term Shareholder Value Ongoing optimization of market leading Auto and Insurance business lines Sustained growth in customers and optimization of deposit funding profile Expanding consumer product offerings Efficient capital deployment & disciplined risk management Steady execution along earnings growth path Servicing & Customer Care Payments Investing Savings & Checking Lending Consumer & Commercial Insurance

Supplemental

Results by Segment Core OID for all periods shown is applied to the pre-tax income of the Corporate and Other segment. Change in fair value of equity securities impacts the Insurance and Corporate Finance segments. Reflects equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See pages 40 and 42 for details. Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations for Core OID and equity fair value adjustments related to ASU 2016-01. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 40 and 42 for calculation methodology and details. Supplemental

Supplemental

Funding and Liquidity

- **Ally Bank funded assets at 93% up 4 pts YoY**
- **Deposits at 75% of total funding (excluding Core OID balance)[(a)] up 9 pts YoY**
- **Wholesale funding in 4Q:**
  - $1.0 billion of new retail secured funding
- **Total liquidity levels at $29.9 billion as of 12/31/19**

Growth in Bank Funded Assets


($ billions)
$158.6
$163.7
$167.1
$178.9
$180.6
70%
75%
82%
89%
93%
4Q 15
4Q 16
4Q 17
4Q 18
4Q 19
Ally Bank Assets
Non-Bank Assets

Unsecured Long-Term Debt Maturities[(1)]

Maturity Date	Coupon	Principal Amount Outstanding[(2)] ($ billions)
3/15/2020	8.00	$0.97
3/30/2020	4.13	$0.75
9/15/2020	7.50	$0.46
2021+[(3)]	5.86	$7.14

(1) Excludes retail notes, demand notes and trust preferred securities.
(2) Reflects notional value of outstanding bond. Excludes total GAAP OID and capitalized transaction costs.
(3) Weighted average coupon based on notional value and corresponding coupon for all unsecured bonds as of January 1st of the respective year. Does not reflect weighted average interest expense for the respective year. 2021+ excludes ~$2.6 billion Trust Preferred securities (excluding OID/issuance costs).

Funding Mix


54%
13%
19%
14%
62%
15%
12%
11%
66%
15%
11%
8%
75%
11%
6%
8%
4Q 16
4Q 17
4Q 18
4Q 19
Deposits
FHLB / Other
Secured Debt
Unsecured Debt (ex. Core OID)(a)

Note: Total Liquidity includes cash & cash equivalents, highly liquid securities and current committed unused capacity. See page 18 of the Financial Supplement for more details.

(a) Excludes Core OID and Core OID balance. See page 43 for details.

4Q 2019 Preliminary Results

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Corporate and Other Represents a non-GAAP financial measure. See page 44 for details. Represents a non-GAAP financial measure. See page 42 for calculation methodology and details. HFI legacy mortgage portfolio and HFI Ally Lending portfolio Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities, the legacy mortgage portfolio, Ally Invest activity and Ally Lending activity Pre-tax loss of $80 million, down $90 million YoY and down $40 million QoQ Net financing revenue down YoY primarily driven by higher deposit funding costs Other revenue up QoQ and YoY primarily driven by gains on investments Noninterest expense up QoQ and YoY primarily driven by addition of Ally Lending in 4Q 19 and technology spend supporting business initiatives Total assets of $36.2 billion, up $2.2 billion YoY Higher investment securities balance partially offset by legacy mortgage portfolio run-off Supplemental

Interest Rate Sensitivity Supplemental Net financing revenue impacts reflect a rolling 12-month view. See page 31 for additional details. Gradual changes in interest rates are recognized over 12 months.

GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore, these balances are estimates. Primarily book / tax timing differences. Deferred Tax Asset and Effective Tax Rate Supplemental Note: Significant discrete tax items do not relate to the operating performance of the core businesses. 2019 effective tax rate was significantly impacted by the release of valuation allowance on foreign tax credit carryforwards.

Supplemental

Notes on Non-GAAP and Other Financial Measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to, and not a substitute for, GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core pre-tax income, Core net income attributable to common shareholders, Core return on tangible common equity (Core ROTCE), Adjusted efficiency ratio, Adjusted total net revenue, Adjusted other revenue, Core original issue discount (Core OID) amortization expense and Core outstanding original issue discount balance (Core OID balance), Net financing revenue (excluding Core OID), and Adjusted tangible book value per share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

1) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) Core OID, and (2) equity fair value adjustments related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 40 for calculation methodology and details.*
2) ***Core net income attributable to common shareholders*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income attributable to common shareholders adjusts GAAP net income attributable to common shareholders for discontinued operations net of tax, tax-effected Core OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, preferred stock capital actions, significant discrete tax items and tax-effected changes in equity investments measured at fair value. See page 32 for calculation methodology and details.*
3) ***Core original issue discount (Core OID) amortization expense*** *is a non-GAAP financial measure for OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 43 for calculation methodology and details.*
4) ***Core outstanding original issue discount balance (Core OID balance)*** *is a non-GAAP financial measure for outstanding OID, primarily related to bond exchange OID which excludes international operations and future issuances. See page 43 for calculation methodology and details.*
5) ***Accelerated issuance expense (Accelerated OID)*** *is the recognition of issuance expenses related to calls of redeemable debt.*
6) ***Interest rate risk modeling*** *– We prepare our forward-looking baseline forecasts of net financing revenue taking into consideration anticipated future business growth, asset/liability positioning, and interest rates based on the implied forward curve. The analysis is highly dependent upon a variety of assumptions including the repricing characteristics of retail deposits with both contractual and non-contractual maturities. We continually monitor industry and competitive repricing activity along with other market factors when contemplating deposit pricing actions. Please see the 10-K for more details.*
7) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*
8) ***Tangible Common Equity*** *is a non-GAAP financial measure that is defined as common stockholders' equity less goodwill and identifiable intangible assets, net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Ally believes that tangible common equity is important because we believe readers may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry. For purposes of calculating Core return on tangible common equity (Core ROTCE), tangible common equity is further adjusted for Core OID balance and net deferred tax asset. See page 34 for more details.*
9) ***U.S. consumer auto originations***
   - *New Retail – standard and subvented rate new vehicle loans*
   - *Lease – new vehicle lease originations*
   - *Used – used vehicle loans*
   - *Growth – total originations from non-GM/Chrysler dealers and direct-to-consumer loans*
   - *Nonprime – originations with a FICO® score of less than 620*
10) ***Customer retention rate*** *is the annualized 3-month rolling average of 1 minus the monthly attrition rate; excludes non-recurring escheatment.*
11) ***Estimated Retail Auto Originated Yield*** *is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period. At this time there currently is no comparable GAAP financial measure for Estimated Retail Auto Originated Yield and therefore this forecasted estimate of yield at the time of origination cannot be quantitatively reconciled to comparable GAAP information.*

4Q 2019 Preliminary Results

ally do it right. | 31

GAAP to Core Results: Adjusted EPS - Annual Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) adds back tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, (5) excludes significant discrete tax items that do not relate to the operating performance of the core businesses, and (6) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (6) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.

GAAP to Core Results: Adjusted EPS - Quarterly Supplemental Adjusted earnings per share (Adjusted EPS) is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income attributable to common shareholders is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses and other discontinued operations in the past have significantly impacted GAAP EPS, (2) adds back the tax-effected non-cash Core OID, (3) excludes equity fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, and (4) excludes significant discrete tax items that do not relate to the operating performance of the core businesses.

GAAP to Core Results: Adjusted TBVPS - Annual Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

GAAP to Core Results: Adjusted TBVPS - Quarterly Supplemental Adjusted tangible book value per share (Adjusted TBVPS) is a non-GAAP financial measure that reflects the book value of equity attributable to shareholders even if Core OID balance were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder’s equity per share. Adjusted TBVPS generally adjusts common equity for: (1) goodwill and identifiable intangibles, net of DTLs, and (2) tax-effected Core OID balance to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered. Note: In December 2017, tax-effected Core OID balance was adjusted from a statutory U.S. Federal tax rate of 35% to 21% (“rate”) as a result of changes to U.S. tax law. The adjustment conservatively increased the tax-effected Core OID balance and consequently reduced Adjusted TBVPS as any acceleration of the non-cash charge in future periods would flow through the financial statements at a 21% rate versus a previously modeled 35% rate.

GAAP to Core Results: Core ROTCE - Annual Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, significant discrete tax items, and preferred stock capital actions. In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results: Core ROTCE - Quarterly Supplemental Core return on tangible common equity (Core ROTCE) is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. For purposes of this calculation, tangible common equity is adjusted for Core OID balance and net DTA. Ally’s Core net income attributable to common shareholders for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for significant discrete tax items including tax reserve releases, which aligns with the methodology used in calculating adjusted earnings per share. In the numerator of Core ROTCE, GAAP net income attributable to common shareholders is adjusted for discontinued operations net of tax, tax-effected Core OID, fair value adjustments (net of tax) related to ASU 2016-01 which requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity, and significant discrete tax items. In the denominator, GAAP shareholder’s equity is adjusted for goodwill and identifiable intangibles net of DTL, Core OID balance, and net DTA.

GAAP to Core Results: Adjusted Efficiency Ratio - Annual Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense, Insurance segment expense, and repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. In the denominator, total net revenue is adjusted for Core OID, Insurance segment revenue, and repositioning items – primarily related to the extinguishment of high-cost legacy debt and strategic activities. See page 20 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.

GAAP to Core Results: Adjusted Efficiency Ratio - Quarterly Supplemental Adjusted efficiency ratio is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Rep and warrant expense and Insurance segment expense. In the denominator, total net revenue is adjusted for Core OID and Insurance segment revenue. See page 20 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance segment.

Notes on Non-GAAP and Other Financial Measures Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 31 for definitions.

Notes on Non-GAAP and Other Financial Measures Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 31 for definitions.

Notes on Non-GAAP and Other Financial Measures Supplemental Non-GAAP line items walk to Core pre-tax income, a non-GAAP financial measure that adjusts pre-tax income. See page 31 for definitions.

Notes on Non-GAAP and Other Financial Measures Supplemental (1) Excludes accelerated OID. See page 31 for definitions. Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 31 for definitions.

Notes on Non-GAAP and Other Financial Measures Supplemental Excludes accelerated OID. See page 31 for definitions. Note: Equity fair value adjustments related to ASU 2016-01 requires change in the fair value of equity securities to be recognized in current period net income as compared to periods prior to 1/1/18 in which such adjustments were recognized through other comprehensive income, a component of equity. See page 31 for definitions.